One-Year MTA and COFI Indexed Option ARMS

$ [1,402,175,100]
(Approximate, Subject to
+/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, WaMu Series 2006-AR9 free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior preliminary term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WaMu Series 2006-AR9 free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR 2006-AR9 free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS JULY 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

   Date Prepared: July 10, 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR9
$ [1,402,175,100] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type	Expected Ratings S&P / Moody’s
1A	$ 578,309,000	3.18/3.47	1-99/1-480	Variable (3)	Senior	AAA/Aaa
2A	$ 360,598,000	3.18/3.47	1-99/1-480	Variable (3)	Senior	AAA/Aaa
2A-1B	$ 120,200,000	3.18/3.47	1-99/1-480	Variable (3)	Senior Mezz	AAA/Aaa
1A-1B1	$ 44,638,000	0.80/0.80	1-20/1-20	Variable (3)	Junior Mezz	AAA/Aaa
1A-1B2	$ 30,870,000	2.51/2.51	20-42/20-42	Variable (3)	Junior Mezz	AAA/Aaa
1A-1B3	$ 44,269,000	6.05/6.83	42-99/42-480	Variable (3)	Junior Mezz	AAA/Aaa
1A-1B4	$ 145,000,000	3.18/3.47	1-99/1-480	Variable (3)	Junior Mezz	AAA/Aaa
R	$ 100			[ ]%	Senior/Residual	AAA/Aaa
PPP-1	$ 906,545,343			(4)	Prepayment Penalty	AAA/Aaa
PPP-2	$ 516,988,017			(4)	Prepayment Penalty	AAA/Aaa
1X	$ 906,545,343			Variable (5)	Senior IO/PO	AAA/Aaa
2X	$ 516,988,017			Variable (5)	Senior IO/PO	AAA/Aaa
B-1	$ 18,507,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	AA+/Aa1
B-2	$ 18,505,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	AA/Aa1
B-3	$ 7,117,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	AA-/Aa2
B-4	$ 8,541,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	A+/ Aa3
B-5	$ 5,694,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	A/A1
B-6	$ 4,270,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	A-/A2
B-7	$ 4,270,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	BBB+/A2
B-8	$ 2,847,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	BBB/ A3
B-9	$ 4,982,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	BBB-/Baa1
B-10	$ 3,558,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	BB+/Baa2
B-11	$ 4,270,000	Privately Offered Certificates			Subordinate	BB/Ba1
B-12	$ 3,558,000				Subordinate	BB-/Ba2
B-13	$ 6,405,000				Subordinate	B/NR
B-14	$ 7,125,260				Subordinate	NR / NR

Total:

$ 1,423,533,360

(1)     Distributions on the Class 1A, Class 1A-1B1, Class 1A-1B2, Class 1A-1B3,  Class 1A-1B4, Class 1X and Class R Certificates will be derived primarily from a pool of adjustable-rate mortgage loans indexed off of One-Year MTA (as defined herein) (the “Group 1 Mortgage Loans”).  Distributions on the Class 2A, Class 2A-1B  and Class 2X Certificates will be derived primarily from a pool of adjustable rate mortgage loans indexed off of COFI (as defined herein) (the “Group 2 Mortgage Loans”).  Distributions on the Subordinate Certificates will be derived from the Group 1 and Group 2 Mortgage Loans.  Amounts otherwise available for distribution as interest to the Class 1X and 2X Certificates may instead be used to pay Carryover Shortfall Amounts to the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4 and Subordinate Certificates. Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the Class 1A, Class 2A, Class 2A-1B, Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9 and Class B-10 Certificates are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Net WAC Cap (as defined herein) for the Group 1 Mortgage Loans.

On each Distribution Date, the certificate interest rate for the Class 2A and Class 2A-1B Certificates will be equal to the lesser of (i) COFI plus the related margin and  (ii) the Net WAC Cap (as defined herein) for the Group 2 Mortgage Loans.

On each Distribution Date, the certificate interest rate for the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3 and Class 1A-1B4 Certificates will be equal to the least of (i) the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) plus the related margin (in each case, the margin will be multiplied by 2.0 after the first possible Optional Call Date),  (ii) the Adjusted Net WAC Cap (as defined herein) for each of the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3 and Class 1A-1B4 Certificates and (iii) the Net Life Cap (as defined herein) for the Group 1 Mortgage Loans.  See "Description of the Certificates – Distributions of Interest" in the Free Writing Prospectus for the Offered Certificates for a description of the distributions of interest to the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3 and Class 1A-1B4 Certificates.

(4)     Each of the Class PPP-1 and Class PPP-2 Certificates (the “Class PPP Certificates”) will receive $100 of principal on the distribution date in July 2010 from a reserve fund. The Class PPP Certificates will not receive any distributions of interest, nor will they receive distributions of principal on any other distribution date. The Class PPP-1 Certificates will also have a notional balance, the “Class PPP-1 Notional Amount”, which will equal the aggregate principal balance of the mortgage loans in loan group 1 as of the Cut-Off Date. The Class PPP-2 Certificates will also have a notional balance, the “Class PPP-2 Notional Amount”, which will equal the aggregate principal balance of the mortgage loans in loan group 2 as of the Cut-Off Date. The Class PPP-1 Certificates will be entitled to receive prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans if those mortgage loans are prepaid during certain periods from loan group 1.  The Class PPP-2 Certificates will be entitled to receive prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans if those mortgage loans are prepaid during certain periods from loan group 2.  Accordingly, these amounts will not be available for distribution to other classes of certificates.

(5)     The Class 1X Certificates will be deemed to be comprised of an interest-only component and a principal-only component.  The Class 2X Certificates will be deemed to be comprised of an interest-only component and a principal-only component.  Interest, if any, will be payable with respect to each Class X interest-only component. The Class 1X and Class 2X interest-only components will not have a principal balance and principal will not be payable with respect to the Class X interest-only components. Each of the Class 1X and Class 2X principal-only components will have a principal balance which initially will equal zero. Interest will not accrue on any Class X principal-only component to the extent of any Net Negative Amortization allocated to such class, as described herein.  See "Description of the Certificates – Distributions of Interest" in the Free Writing Prospectus for the Offered Certificates for a description of the amount of interest available for distribution to the Class X Certificates on each Distribution Date.

(6)     For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9 and Class B-10 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for the Group 1 and Group 2 Mortgage Loansand  (iii) the Net Life Cap for the Group 1 and Group 2 Mortgage Loans.  See "Description of the Certificates – Distributions of Interest" in the Free Writing Prospectus for the Offered Certificates for a description of the distributions of interest to the Class B Certificates.

Transaction Summary:

Issuing Entity: WaMu Mortgage Pass-Through Certificates Series 2006-AR9 Trust (the "Trust')

Depositor: WaMu Asset Acceptance Corp. (“WAAC”)

Sponsor and Servicer: Washington Mutual Bank (“WMB”).

Sole Manager: WaMu Capital Corp.

Trustee: LaSalle Bank

Rating Agencies: It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described on page 3 of this Preliminary Term Sheet.

Cut-off Date: July 1, 2006

Expected Pricing Date For the Offered Certificates: On or about July [12], 2006

Closing Date: On or about July [26], 2006

Distribution Date: The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in August 2006.

Servicing Fee Group 1 Mortgage Loans: Greater of (i) 0.375% per annum of the principal balance of each Group 1 Mortgage Loan and (ii) the excess, if any, of the gross margin on such mortgage loan over 1.40% per annum of the principal balance of such mortgage loan.

Servicing Fee Group 2 Mortgage Loans:  0.375% per annum of the principal balance of each Group 2 Mortgage Loan.

Certificates: The Certificates will consist of the Class 1A, Class 2A  (the “Senior Certificates”),  Class 2A-1B (the “Senior Mezzanine Certificates”),  and  Class 1A-1B1, Class 1A-1B2, Class 1A-1B3 and Class 1A-1B4 Certificates (the “Junior Mezzanine Certificates”), collectively known as (the “Class A Certificates”), the Class 1X, Class 2X Certificates (the “Class X Certificates”), the Class PPP-1, Class PPP-2 Certificates (the “Class PPP Certificates”) and Class R Certificates. The “Senior Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9 and Class B-10 Certificates. The “Junior Subordinate Certificates” will consist of the Class B-11, Class B-12, Class B-13 and Class B-14 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the “Subordinate Certificates”. The Class A, Class X, Class PPP and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Class 1A, Class 2A, Class 2A-1B, Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4, Class X, Senior Subordinate Certificates, Class PPP Certificates and Class R Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration: The Offered Certificates (excluding Class R) will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment: It is anticipated that the Offered Certificates (other than the Class PPP-1 and Class PPP-2 Certificates) will be treated as REMIC regular interests for federal tax income purposes. The Class PPP-1 and Class PPP-2 Certificates will be treated as stripped interests in the Mortgage Loans for federal income tax purposes.  The Class R Certificate will be treated as a REMIC residual interest for tax purposes.

Accrued Interest: The price to be paid by investors for the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4 and Subordinate Certificates will not include accrued interest (settling flat).  The price to be paid by investors for the Class 1A, Class 2A, Class 2A-1B and Class X Certificates will include 26 days of accrued interest.

Interest Accrual Period: The interest accrual period for the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4 and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis).  The interest accrual period for the Class 1A, Class 2A, Class 2A-1B and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

ERISA Eligibility: The Offered Certificates (other than the Class R, Class PPP-1 and Class PPP-2 Certificates) are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R, Class PPP-1 and Class PPP-2 Certificates are not expected to be ERISA eligible.

SMMEA Treatment: The Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class X Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination: The terms of the transaction allow for a termination of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Pricing Prepayment Speed: The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Compensating Interest: Compensating interest paid by the Servicer with respect to the Mortgage Loans will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans, any reinvestment income realized by the Servicer relating to payoffs on the Mortgage Loans made during the prepayment period, and interest payments on the payoffs received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans.

Mortgage Loans: As of July 1, 2006, the aggregate principal balance of the mortgage loans described herein (the “Mortgage Loans”) is approximately $[1,423,533,360]. As of July 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, is approximately $[906,545,343] and $[516,988,017].  The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of 1, 3, 6 or 12 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (“One-Year MTA”) in the case of the Group 1 Mortgage Loans, and based upon an Index rate of the monthly weighted average cost of funds for Eleventh District savings institutions as announced by the Federal Home Loan Bank of San Francisco (“COFI”) in the case of the Group 2 Mortgage Loans. After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  As of the Cut-off Date, [68.30] % of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and, after an initial fixed rate period of 1, 3, 6, or 12 months, is adjusted on approximately the same date annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase or decrease by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 125%) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization").  The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date is expected to be approximately $ [1,423,533,360], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Class PPP Certificates: All prepayment penalty payments remitted to the Trust with respect to voluntary full prepayments (each an “Assigned Prepayment Penalty”) will be distributed to the holders of the Class PPP-1 and Class PPP-2 Certificates, as applicable. The holders of the Class PPP-1 and Class PPP-2 Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the Servicer as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. Notwithstanding the foregoing, no penalties are imposed (i) in some cases where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases where the mortgagor refinances the mortgage loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term, or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization. In addition, under certain circumstances, set forth in the pooling agreement, the payment of any otherwise applicable Assigned Prepayment Penalty by a mortgagor may be waived by the Servicer, and if waived in accordance with the terms of the pooling agreement the amount of the waived Assigned Prepayment Penalty will not be available for distribution to the holders of the Class PPP-1 and Class PPP-2 Certificates.  However, if the Servicer waives an Assigned Prepayment Penalty other than in accordance with the standards set forth in the pooling agreement, the Servicer shall be obligated to pay, or if the related mortgage loan seller breaches its representations and warranties in the mortgage loan purchase agreement with respect to Assigned Prepayment Penalties, the mortgage loan seller shall be obligated to pay, to the Trust an amount equal to the amount of such Assigned Prepayment Penalty, for distribution to the holders of the Class PPP-1 and Class PPP-2 Certificates, as applicable.  Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class PPP-1 and Class PPP-2 Certificates, or decisions by the Servicer with respect to waiver thereof, may have on the performance of such certificates.

As of July 1, 2006, approximately [65.05]% (by aggregate principal balance) of the mortgage loans impose penalties for early prepayments in full (but do not impose penalties for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. As of July 1, 2006, approximately [9.77]% (by aggregate principal balance) of the mortgage loans impose penalties for early prepayments in full (but do not impose penalties for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan.  As of July 1, 2006, approximately [0.83]% (by aggregate principal balance) of the mortgage loans impose penalties for early prepayments in full, and for partial prepayments in the event that aggregate partial prepayments made during a 12-month period exceed 20% of the original principal balance. Those prepayment penalties are in effect for 30 months after the origination of those mortgage loans. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

As of July 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received on or before the first anniversary of the origination of the mortgage loan, the amount of such prepayment penalty is 2.0% of the original loan amount.

As of July 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received within three years from origination of the mortgage loan, the amount of such prepayment penalty is (i) 3.0% of the original loan amount for voluntary full prepayments received on or before the first anniversary of the origination of the mortgage loan, (ii) 2.0% of the original loan amount for voluntary full prepayments received after the first anniversary of the origination of the mortgage loan but on or before the second anniversary of the origination of the mortgage loan and (iii) 1.0% of the original loan amount for voluntary full prepayments received after the second anniversary of the origination of the mortgage loan but on or before the third anniversary of the origination of the mortgage loan.

As of July 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received within 30 months from origination of the mortgage loan, the amount of such prepayment penalty is 2.0% of the original loan amount.

Credit Enhancement: Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.  Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially [7.00]% total subordination.

Shifting Interest: Until the first Distribution Date occurring after July 2016, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of negative amortization) (unless the aggregate principal balance of the Class A  Certificates and the Class X principal-only components are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the Free Writing Prospectus for the Offered Certificates), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of negative amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
August 2006 – July 2016	0% Pro Rata Share
August 2016 – July 2017	30% Pro Rata Share
August 2017 – July 2018	40% Pro Rata Share
August 2018 – July 2019	60% Pro Rata Share
August 2019 – July 2020	80% Pro Rata Share
August 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in August 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of negative amortization) or (ii) on or after the Distribution Date in August 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments (net of negative amortization).

In the event the current aggregate principal balance of the Class A Certificates and the Class X principal-only components, divided by the aggregate principal balance of the Class A Certificates, the Class X principal-only components, and the Subordinate Certificates (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the Class A Certificates and the Class X Certificates will receive all Payoffs and Curtailments (net of negative amortization) for the Mortgage Loans.

Net Mortgage Rate: The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate.

Net WAC Cap: The “Net WAC Cap” for each of the Group 1 Mortgage Loans and Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans.

Adjusted Net WAC Cap:  The “Adjusted Net WAC Cap” for each of the Group 1 Mortgage Loans and Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, adjusted on an actual/360 basis.

 Net Life Cap: The “Net Life Cap” is the Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net Mortgage Rate for each mortgage loan, the lifetime maximum mortgage rate for such mortgage loan will be substituted for the per annum mortgage rate for such mortgage loan.

Carryover Shortfall Amount: If, on any Distribution Date, LIBOR plus the related margin for the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4 and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such Class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such Class and (2) the Net Life Cap over (b) interest accrued on such Class at the applicable Adjusted Net WAC Cap and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the Adjusted Net WAC Cap) (together, the “Carryover Shortfall Amount”).  Carryover Shortfall Amounts will be paid, pro rata, to the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4 Certificates, from interest otherwise distributable to the Class X Certificates, pro rata, (after the reduction due to Net Negative Amortization allocated to those Class X Certificates). Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class X Certificates (after the reduction due to Net Negative Amortization allocated to the Class X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4 Certificates).

Adjusted Cap Rate:  The "Adjusted Cap Rate" for any Distribution Date and any class of Class A and Subordinate Certificates equals (x) the applicable Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Negative Amortization for the related Mortgage Loans and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date, adjusted, in the case of the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4 and the Subordinate Certificates, on an actual/360 basis.

Negative Amortization: The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan.  Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Net Negative Amortization: The “Net Negative Amortization” for all the Mortgage Loans and for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is the excess, if any, of (a) the aggregate amount of negative amortization with respect to the related Mortgage Loans over (b) the aggregate amount of Payoffs and Curtailments with respect to the related Mortgage Loans. The amount of current interest on the Certificates will be reduced by the amount Net Negative Amortization, and the amount of such reduction for each class of Certificates will be added to the principal balance of such class of Certificates.

 For any Distribution Date, Net Negative Amortization will generally first be allocated to the Class X Certificates in reduction of current interest, and thereafter any remaining Net Negative Amortization to the other Certificates in proportion to the excess, if any, for each such class of (i) the current interest accrued at the applicable certificate interest rate for such class, over (ii) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the related Adjusted Cap Rate for such class and Distribution Date. See the Free Writing Prospectus for the Offered Certificates for a description of the exact order and priority for allocating Net Negative Amortization to the Certificates.

Allocation of Realized Losses: Any realized losses on the Mortgage Loans in a Loan Group will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Mortgage Loans to the related Class A Certificates and Class X principal-only components, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero;

 provided, however, that the realized losses allocated to the Group 1 and Group 2 Certificates in the aggregate will be allocated, sequentially, as follows:

(a)                 first, to the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3, Class 1A-1B4 Certificates, pro rata, until their respective certificate principal balances are reduced to zero; and

(b)                 second, to the Class 1A, Class 2A and Class 2A-1B Certificates, pro rata, until their certificate principal balances are reduced to zero; provided, however, that losses that would otherwise be allocated to the Class 2A Certificates will instead be allocated to the Class 2A-1B Certificates until its class principal balance is reduced to zero;

Cross-Collateralization: In some limited circumstances, principal and interest collected from the Group 1 Mortgage Loans and Group 2 Mortgage Loans may be used to pay principal or interest, or both, to the Class A and Class X Certificates from loan groups 1 or 2.

Certificates Priority of Distributions: Available funds from the Mortgage Loans will be distributed in the following order of priority:

1) to the Senior Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class 1X and Class 2X Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2) from the Group 1 Senior Principal Distribution Amount, sequentially to:

(a) class R until the Principal Balance has been reduced to zero,

(b) to the Class 1A, Class 1A-1B1, Class 1A-1B2,  Class 1A-1B3 and Class 1A-1B4 Certificates, concurrently, pro rata according to the Class Principal Balance (or with respect to clause (ii) of this paragraph, aggregate Class Principal Balance) of the certificates described in each of clause (i), (ii) and (iii), as follows:

(i)  to the Class 1A Certificates, until the Class 1A Principal Balance has been reduced to zero;

(ii)  to the Class 1A-1B1, Class 1A-1B2  and Class 1A-1B3 Certificates, sequentially, as follows:

(1) first, to the Class 1A-1B1 Certificates, until the Class 1A-1B1 Certificate Principal Balance has been reduced to zero;

(2) second, to the Class 1A-1B2 Certificates, until the Class 1A-1B2 Certificate Principal Balance has been reduced to zero; and

(3) third, to the Class 1A-1B3 Certificates, until the Class 1A-1B3 Certificate Principal Balance has been reduced to zero; and

(iii)  to the Class 1A-1B4 Certificates, until the Class 1A-1B4 Class Principal Balance has been reduced to zero; and

(c) to the Class 1X Certificates, until the Class 1X Principal Balance has been reduced to zero;

3) from the Group 2 Senior Principal Distribution Amount, sequentially to:

(a) first to the Class 2A-1B and Class 2A Certificates pro rata by principal balance, until their principal balance is reduced to zero,

(b) second, to the Class 2X Certificates, until the Class 2X Principal Balance has been reduced to zero;

4) to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

5) to the Class B-1 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

6) to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

7) to the Class B-2 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

8) to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

9) to the Class B-3 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

10) to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

11) to the Class B-4 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

12) to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

13) to the Class B-5 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

14) to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

15) to the Class B-6 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

16) to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

17) to the Class B-7 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

18) to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

19) to the Class B-8 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

20) to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

21) to the Class B-9 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

22) to the Class B-10 Certificates, accrued and unpaid interest at the Class B-10 certificate interest rate;

23) to the Class B-10 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

24) to the Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest at the related certificate interest rate;

25) to the Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, principal allocable to such Classes, until their principal balances are reduced to zero;

26) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, their Carryover Shortfall Amounts, from remaining interest otherwise distributable to the Class 1X and Class 2X Certificates (in each case, after the reduction due to Net Negative Amortization allocated to such Class X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A-1B1, Class 1A-1B2, Class 1A-1B3 and Class 1A-1B4 Certificates); and

27) to the Class R Certificate, any remaining amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR9
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$1,423,533,360
TOTAL ORIGINAL BALANCE	$1,427,723,921

NUMBER OF LOANS	1,944

			Minimum		Maximum
AVG CURRENT BALANCE	$732,270		$61,095		$3,000,000
AVG ORIGINAL BALANCE	$734,426		$61,200		$3,000,000

WAVG GROSS COUPON	3.01%		1.00%		8.80%
WAVG GROSS MARGIN	2.65%		1.80%		4.91%
WAVG MAX INT RATE	9.92%		9.58%		11.98%

WAVG CURRENT LTV	69.80%		16.13%		95.00%

WAVG FICO SCORE	734		590		818

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	6	Month(s)

WAVG NEG AM LIMIT	110%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	397	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	397	Month(s)	340	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	20	Month(s)

NZ WAVG PREPAY TERM	15	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(73.71%),FL(4.75%),NY(3.56%)
MAXIMUM CA ZIPCODE	1.01%

FIRST PAY DATE			December 1,2004		August 1,2006

RATE CHANGE DATE			August 1,2006		January 1,2007

MATURITY DATE			November 1,2034		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	767	$516,988,017.11	36.32%
Monthly MTA	1,177	906,545,343.14	63.68
Total	1,944	$1,423,533,360.25	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	767	$516,988,017.11	36.32%
MTA	1,177	906,545,343.14	63.68
Total	1,944	$1,423,533,360.25	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	6	$447,985.32	0.03%
100,001—200,000	32	5,549,259.64	0.39
200,001—300,000	47	12,089,646.82	0.85
300,001—400,000	44	15,668,115.01	1.10
400,001—500,000	397	182,278,091.75	12.80
500,001—600,000	420	231,586,077.42	16.27
600,001—700,000	270	175,174,880.54	12.31
700,001—800,000	166	124,780,740.45	8.77
800,001—900,000	125	107,209,441.16	7.53
900,001—1,000,000	169	163,537,378.96	11.49
1,000,001—1,100,000	30	31,774,303.95	2.23
1,100,001—1,200,000	32	37,025,039.59	2.60
1,200,001—1,300,000	41	51,591,102.33	3.62
1,300,001—1,400,000	34	46,145,556.79	3.24
1,400,001—1,500,000	59	86,983,397.32	6.11
1,500,001—1,600,000	4	6,238,274.85	0.44
1,600,001—1,700,000	8	13,337,325.55	0.94
1,700,001—1,800,000	12	21,149,444.40	1.49
1,800,001—1,900,000	5	9,355,889.66	0.66
1,900,001—2,000,000	9	17,690,771.53	1.24
2,000,001—2,100,000	8	16,508,136.15	1.16
2,100,001—2,200,000	3	6,519,034.16	0.46
2,200,001—2,300,000	2	4,474,123.90	0.31
2,300,001—2,400,000	5	11,800,056.55	0.83
2,400,001—2,500,000	3	7,439,585.37	0.52
2,500,001 >=	13	37,179,701.08	2.61
Total	1,944	$1,423,533,360.25	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	539	$393,834,151.52	27.67%
1.001—1.250	457	360,586,261.00	25.33
1.251—1.500	101	86,681,196.05	6.09
1.501—1.750	61	50,215,290.37	3.53
1.751—2.000	47	39,434,539.41	2.77
2.001—2.250	20	14,992,869.14	1.05
2.251—2.500	6	3,826,066.04	0.27
2.501—2.750	5	3,559,769.08	0.25
2.751—3.000	3	2,124,995.98	0.15
3.001—3.250	3	2,572,500.00	0.18
3.251—3.500	1	1,085,257.84	0.08
4.751—5.000	27	11,862,499.97	0.83
5.501—5.750	7	1,184,952.65	0.08
5.751—6.000	1	181,444.75	0.01
6.001—6.250	5	2,886,930.24	0.20
6.251—6.500	102	77,752,005.74	5.46
6.501—6.750	237	152,945,282.34	10.74
6.751—7.000	167	105,532,148.73	7.41
7.001—7.250	118	95,490,591.12	6.71
7.251—7.500	8	3,427,559.12	0.24
7.501—7.750	6	1,281,511.87	0.09
7.751—8.000	6	4,440,272.74	0.31
8.001—8.250	3	1,728,095.91	0.12
8.251—8.500	5	1,129,940.05	0.08
8.501—8.750	4	1,933,435.81	0.14
8.751—9.000	5	2,843,792.78	0.20
Total	1,944	$1,423,533,360.25	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	25	$19,409,092.94	1.36%
2.001—2.250	117	87,027,414.20	6.11
2.251—2.500	435	342,412,035.90	24.05
2.501—2.750	643	486,930,466.23	34.21
2.751—3.000	654	455,017,643.94	31.96
3.001—3.250	12	5,635,783.28	0.40
3.251—3.500	11	5,794,775.77	0.41
3.501—3.750	12	3,789,480.92	0.27
3.751—4.000	15	8,740,329.11	0.61
4.001—4.250	2	1,045,500.00	0.07
4.251—4.500	8	2,819,920.33	0.20
4.501—4.750	4	1,387,979.78	0.10
4.751—5.000	6	3,522,937.85	0.25
Total	1,944	$1,423,533,360.25	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	414	$308,422,240.82	21.67%
9.751—10.000	940	692,268,210.89	48.63
10.001—10.250	475	349,516,933.80	24.55
10.251—10.500	54	43,890,186.49	3.08
10.501—10.750	17	7,782,445.61	0.55
10.751—11.000	16	7,069,745.32	0.50
11.001—11.250	11	6,171,274.89	0.43
11.251—11.500	6	3,249,678.54	0.23
11.501—11.750	8	3,062,871.22	0.22
11.751—12.000	3	2,099,772.67	0.15
Total	1,944	$1,423,533,360.25	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,330	$979,504,370.16	68.81%
480	614	444,028,990.09	31.19
Total	1,944	$1,423,533,360.25	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,871	$1,385,382,122.84	97.32%
125	73	38,151,237.41	2.68
Total	1,944	$1,423,533,360.25	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
331—340	1	$295,152.55	0.02%
341—350	4	3,022,629.32	0.21
351—360	1,325	976,186,588.29	68.57
471—480	614	444,028,990.09	31.19
Total	1,944	$1,423,533,360.25	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,170	$893,812,381.57	62.79%
1—6	733	513,050,031.96	36.04
7—12	37	13,984,268.36	0.98
13 >=	4	2,686,678.36	0.19
Total	1,944	$1,423,533,360.25	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$1,999,672.95	0.14%
21—25	2	883,558.49	0.06
26—30	5	5,517,691.95	0.39
31—35	12	12,170,323.56	0.85
36—40	23	23,483,179.58	1.65
41—45	32	29,915,145.30	2.10
46—50	47	39,757,739.36	2.79
51—55	63	53,597,149.60	3.77
56—60	98	91,781,195.36	6.45
61—65	155	129,682,112.27	9.11
66—70	332	257,156,391.68	18.06
71—75	317	237,902,352.89	16.71
76—80	827	523,605,836.33	36.78
81—85	18	11,622,136.89	0.82
86—90	7	3,396,482.01	0.24
91—95	3	1,062,392.03	0.07
Total	1,944	$1,423,533,360.25	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,242,007.00	0.16%
21—25	1	380,511.48	0.03
26—30	4	5,115,031.12	0.36
31—35	11	11,384,138.70	0.80
36—40	21	21,728,966.24	1.53
41—45	33	30,701,330.16	2.16
46—50	46	38,847,811.45	2.73
51—55	64	57,199,980.74	4.02
56—60	98	89,637,425.01	6.30
61—65	155	129,599,565.55	9.10
66—70	332	256,829,557.91	18.04
71—75	324	242,387,432.27	17.03
76—80	835	528,996,910.01	37.16
81—85	6	3,552,773.44	0.25
86—90	8	3,762,497.23	0.26
91—95	3	1,167,421.94	0.08
Total	1,944	$1,423,533,360.25	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	1	$651,982.54	0.05%
600—619	2	1,522,152.55	0.11
620—639	9	5,764,522.80	0.40
640—659	39	26,900,892.73	1.89
660—679	70	48,491,012.58	3.41
680—699	294	212,475,745.55	14.93
700—719	285	200,739,032.47	14.10
720—739	338	257,613,401.64	18.10
740—759	344	266,347,363.45	18.71
760—779	314	234,240,789.62	16.45
780—799	200	138,752,728.03	9.75
800 >=	48	30,033,736.29	2.11
Total	1,944	$1,423,533,360.25	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	198	$129,300,498.13	9.08%
Reduced	1,746	1,294,232,862.12	90.92
Total	1,944	$1,423,533,360.25	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	97	$48,311,903.88	3.39%
Owner Occupied	1,687	1,268,701,127.51	89.12
Second Home	160	106,520,328.86	7.48
Total	1,944	$1,423,533,360.25	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	30	$20,937,601.90	1.47%
Condo	246	141,177,701.61	9.92
Co-op	2	1,220,039.17	0.09
PUD	411	309,916,966.55	21.77
Single Family	1,255	950,281,051.02	66.76
Total	1,944	$1,423,533,360.25	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	816	$571,803,218.91	40.17%
Refi—Cash Out	782	583,752,638.36	41.01
Refi—No Cash Out	346	267,977,502.98	18.82
Total	1,944	$1,423,533,360.25	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	444	$346,597,710.11	24.35%
12	1,278	926,040,569.51	65.05
30	16	11,804,600.39	0.83
36	206	139,090,480.24	9.77
Total	1,944	$1,423,533,360.25	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	38	$22,347,824.78	1.57%
CA	1,420	1,049,303,549.63	73.71
CO	17	15,648,130.07	1.10
CT	19	12,678,468.12	0.89
DC	5	2,912,004.03	0.20
FL	88	67,590,433.99	4.75
GA	5	3,181,788.40	0.22
HI	1	898,372.30	0.06
ID	5	2,429,980.23	0.17
IL	35	23,131,607.27	1.62
IN	1	519,400.00	0.04
LA	1	478,939.18	0.03
MA	21	15,117,914.73	1.06
MD	19	11,256,461.80	0.79
MI	13	6,797,918.25	0.48
MN	4	2,964,430.75	0.21
MO	1	1,200,000.00	0.08
MT	2	1,886,008.67	0.13
NC	2	886,000.00	0.06
NH	2	659,405.93	0.05
NJ	40	30,348,531.60	2.13
NV	18	10,177,256.89	0.71
NY	59	50,694,075.69	3.56
OR	10	5,924,390.87	0.42
PA	3	2,876,769.36	0.20
RI	3	2,018,914.82	0.14
SC	3	3,161,665.80	0.22
TX	9	4,567,158.28	0.32
UT	8	7,198,008.09	0.51
VA	23	15,343,606.93	1.08
VT	1	950,000.00	0.07
WA	62	44,581,343.94	3.13
WI	5	3,250,999.85	0.23
WY	1	552,000.00	0.04
Total	1,944	$1,423,533,360.25	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	974	$754,677,215.88	53.01%
15.00 or less	12	7,087,556.59	0.50
15.01—20.00	21	12,519,705.23	0.88
20.01—25.00	62	43,742,287.93	3.07
25.01—30.00	91	68,146,604.42	4.79
30.01—35.00	182	134,260,165.71	9.43
35.01—40.00	237	164,531,876.80	11.56
40.01—45.00	168	115,438,632.80	8.11
45.01—50.00	108	69,398,382.46	4.88
50.01—55.00	61	34,647,707.84	2.43
55.01—60.00	14	10,319,263.33	0.72
60.01 >=	14	8,763,961.26	0.62
Total	1,944	$1,423,533,360.25	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.94%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,616	$1,210,272,025.13	85.02%
60.00 or less	17	14,155,941.47	0.99
60.01—65.00	9	6,919,531.52	0.49
65.01—70.00	13	14,069,178.44	0.99
70.01—75.00	19	16,677,733.58	1.17
75.01—80.00	26	16,297,316.83	1.14
80.01—85.00	19	11,704,960.44	0.82
85.01—90.00	225	133,436,672.84	9.37
Total	1,944	$1,423,533,360.25	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 82.80%.

 WaMu Mortgage Pass-Through Certificates
Series 2006-AR9 Group 1
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$906,545,343
TOTAL ORIGINAL BALANCE	$909,256,411

NUMBER OF LOANS	1,177

			Minimum		Maximum
AVG CURRENT BALANCE	$770,217		$61,589		$3,000,000
AVG ORIGINAL BALANCE	$772,520		$62,000		$3,000,000

WAVG GROSS COUPON	2.80%		1.00%		8.23%
WAVG GROSS MARGIN	2.59%		1.80%		4.60%
WAVG MAX INT RATE	9.94%		9.58%		11.70%

WAVG CURRENT LTV	70.09%		17.04%		95.00%

WAVG FICO SCORE	732		590		816

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	6	Month(s)

WAVG NEG AM LIMIT	111%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	395	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	395	Month(s)	340	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	20	Month(s)

NZ WAVG PREPAY TERM	17	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(66.88%),FL(6.48%),NY(4.66%)
MAXIMUM CA ZIPCODE	1.05%

FIRST PAY DATE			December 1,2004		August 1,2006

RATE CHANGE DATE			August 1,2006		January 1,2007

MATURITY DATE			November 1,2034		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly MTA	1,177	$906,545,343.14	100.00%
Total	1,177	$906,545,343.14	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	1,177	$906,545,343.14	100.00%
Total	1,177	$906,545,343.14	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	4	$319,228.10	0.04%
100,001—200,000	5	777,074.50	0.09
200,001—300,000	10	2,589,453.67	0.29
300,001—400,000	8	2,805,988.66	0.31
400,001—500,000	238	109,009,572.34	12.02
500,001—600,000	271	149,104,421.74	16.45
600,001—700,000	161	104,245,748.64	11.50
700,001—800,000	111	83,516,049.70	9.21
800,001—900,000	81	69,587,566.15	7.68
900,001—1,000,000	103	99,469,934.93	10.97
1,000,001—1,100,000	23	24,337,740.58	2.68
1,100,001—1,200,000	20	23,160,299.21	2.55
1,200,001—1,300,000	26	32,886,584.03	3.63
1,300,001—1,400,000	20	27,098,367.82	2.99
1,400,001—1,500,000	41	60,306,464.55	6.65
1,500,001—1,600,000	1	1,597,484.23	0.18
1,600,001—1,700,000	7	11,637,325.55	1.28
1,700,001—1,800,000	10	17,624,444.40	1.94
1,800,001—1,900,000	3	5,615,889.66	0.62
1,900,001—2,000,000	8	15,735,771.53	1.74
2,000,001—2,100,000	6	12,477,775.12	1.38
2,100,001—2,200,000	1	2,165,318.58	0.24
2,200,001—2,300,000	2	4,474,123.90	0.49
2,300,001—2,400,000	4	9,486,556.55	1.05
2,400,001—2,500,000	2	4,939,585.37	0.54
2,500,001 >=	11	31,576,573.63	3.48
Total	1,177	$906,545,343.14	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	351	$256,423,499.00	28.29%
1.001—1.250	267	213,606,755.00	23.56
1.251—1.500	81	73,335,976.05	8.09
1.501—1.750	54	45,197,790.37	4.99
1.751—2.000	47	39,434,539.41	4.35
2.001—2.250	16	12,873,064.14	1.42
2.251—2.500	5	3,374,316.04	0.37
2.501—2.750	2	1,945,000.00	0.21
2.751—3.000	2	1,670,000.00	0.18
3.001—3.250	3	2,572,500.00	0.28
3.251—3.500	1	1,085,257.84	0.12
4.751—5.000	27	11,862,499.97	1.31
5.501—5.750	7	1,184,952.65	0.13
5.751—6.000	1	181,444.75	0.02
6.251—6.500	26	20,132,514.05	2.22
6.501—6.750	77	60,128,736.77	6.63
6.751—7.000	88	63,366,355.05	6.99
7.001—7.250	115	94,136,667.82	10.38
7.251—7.500	4	2,174,691.15	0.24
7.751—8.000	2	1,220,667.45	0.13
8.001—8.250	1	638,115.63	0.07
Total	1,177	$906,545,343.14	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	25	$19,409,092.94	2.14%
2.001—2.250	110	82,709,250.95	9.12
2.251—2.500	317	253,459,542.44	27.96
2.501—2.750	381	293,522,807.38	32.38
2.751—3.000	313	241,778,814.88	26.67
3.001—3.250	9	4,633,007.19	0.51
3.251—3.500	6	3,413,522.63	0.38
3.501—3.750	8	2,555,297.47	0.28
3.751—4.000	5	3,884,818.22	0.43
4.001—4.250	2	1,045,500.00	0.12
4.501—4.750	1	133,689.04	0.01
Total	1,177	$906,545,343.14	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	211	$157,692,593.38	17.39%
9.751—10.000	555	433,221,191.35	47.79
10.001—10.250	337	260,680,522.17	28.76
10.251—10.500	47	40,571,523.22	4.48
10.501—10.750	13	6,243,434.60	0.69
10.751—11.000	9	4,976,889.38	0.55
11.001—11.250	2	1,705,500.00	0.19
11.251—11.500	2	1,320,000.00	0.15
11.501—11.750	1	133,689.04	0.01
Total	1,177	$906,545,343.14	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	830	$641,124,530.26	70.72%
480	347	265,420,812.88	29.28
Total	1,177	$906,545,343.14	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,110	$871,698,742.02	96.16%
125	67	34,846,601.12	3.84
Total	1,177	$906,545,343.14	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
331—340	1	$295,152.55	0.03%
341—350	4	3,022,629.32	0.33
351—360	825	637,806,748.39	70.36
471—480	347	265,420,812.88	29.28
Total	1,177	$906,545,343.14	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	759	$587,887,948.05	64.85%
1—6	377	301,986,448.37	33.31
7—12	37	13,984,268.36	1.54
13 >=	4	2,686,678.36	0.30
Total	1,177	$906,545,343.14	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,499,672.95	0.17%
21—25	1	503,047.01	0.06
26—30	4	5,115,031.12	0.56
31—35	6	7,595,071.43	0.84
36—40	11	13,972,266.68	1.54
41—45	17	18,442,183.38	2.03
46—50	32	27,427,172.99	3.03
51—55	40	34,364,538.01	3.79
56—60	60	58,810,031.66	6.49
61—65	84	71,800,979.53	7.92
66—70	173	144,253,250.21	15.91
71—75	210	162,213,251.07	17.89
76—80	519	347,529,838.28	38.34
81—85	11	9,199,040.81	1.01
86—90	6	3,335,387.03	0.37
91—95	1	484,580.98	0.05
Total	1,177	$906,545,343.14	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,742,007.00	0.19%
26—30	4	5,115,031.12	0.56
31—35	5	6,808,886.57	0.75
36—40	10	13,677,114.13	1.51
41—45	18	19,228,368.24	2.12
46—50	31	26,517,245.08	2.93
51—55	40	36,508,308.36	4.03
56—60	60	56,666,261.31	6.25
61—65	85	72,242,181.70	7.97
66—70	172	144,141,975.95	15.90
71—75	216	165,556,361.22	18.26
76—80	523	351,866,629.10	38.81
81—85	3	2,183,960.22	0.24
86—90	6	3,335,387.03	0.37
91—95	2	955,626.11	0.11
Total	1,177	$906,545,343.14	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	1	$651,982.54	0.07%
600—619	2	1,522,152.55	0.17
620—639	7	5,332,947.77	0.59
640—659	31	23,989,527.94	2.65
660—679	51	36,276,811.60	4.00
680—699	189	142,404,807.69	15.71
700—719	180	134,506,952.60	14.84
720—739	195	153,689,988.80	16.95
740—759	197	161,441,623.56	17.81
760—779	185	147,247,140.78	16.24
780—799	113	83,153,243.68	9.17
800 >=	26	16,328,163.63	1.80
Total	1,177	$906,545,343.14	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	113	$81,174,985.66	8.95%
Reduced	1,064	825,370,357.48	91.05
Total	1,177	$906,545,343.14	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	38	$20,859,245.93	2.30%
Owner Occupied	1,033	810,375,305.19	89.39
Second Home	106	75,310,792.02	8.31
Total	1,177	$906,545,343.14	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	16	$11,372,606.51	1.25%
Condo	142	92,662,078.27	10.22
Co-op	2	1,220,039.17	0.13
PUD	241	193,097,343.76	21.30
Single Family	776	608,193,275.43	67.09
Total	1,177	$906,545,343.14	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	504	$373,651,546.20	41.22%
Refi—Cash Out	471	368,833,257.54	40.69
Refi—No Cash Out	202	164,060,539.40	18.10
Total	1,177	$906,545,343.14	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	298	$247,669,880.99	27.32%
12	689	525,028,586.82	57.92
30	13	10,026,463.43	1.11
36	177	123,820,411.90	13.66
Total	1,177	$906,545,343.14	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	19	$13,677,345.72	1.51%
CA	801	606,277,929.96	66.88
CO	13	12,633,630.07	1.39
CT	15	10,806,979.57	1.19
DC	2	1,538,724.36	0.17
FL	65	58,711,941.94	6.48
GA	4	3,071,400.00	0.34
HI	1	898,372.30	0.10
ID	2	1,292,701.47	0.14
IL	30	20,965,623.94	2.31
IN	1	519,400.00	0.06
LA	1	478,939.18	0.05
MA	15	12,706,571.95	1.40
MD	11	6,722,537.31	0.74
MI	11	6,512,838.08	0.72
MN	2	2,337,000.00	0.26
MO	1	1,200,000.00	0.13
MT	2	1,886,008.67	0.21
NC	1	439,000.00	0.05
NJ	33	25,780,896.69	2.84
NV	7	5,258,893.27	0.58
NY	48	42,233,336.98	4.66
OR	6	4,077,373.04	0.45
PA	3	2,876,769.36	0.32
RI	3	2,018,914.82	0.22
SC	2	2,571,665.80	0.28
TX	8	4,499,496.04	0.50
UT	8	7,198,008.09	0.79
VA	11	7,823,520.00	0.86
VT	1	950,000.00	0.10
WA	47	35,878,949.58	3.96
WI	2	2,148,574.95	0.24
WY	1	552,000.00	0.06
Total	1,177	$906,545,343.14	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	627	$499,063,996.56	55.05%
15.00 or less	8	5,396,437.52	0.60
15.01—20.00	10	4,521,079.56	0.50
20.01—25.00	39	28,857,542.87	3.18
25.01—30.00	42	32,555,346.03	3.59
30.01—35.00	116	87,355,165.97	9.64
35.01—40.00	151	113,171,472.22	12.48
40.01—45.00	99	72,572,134.54	8.01
45.01—50.00	55	41,683,433.74	4.60
50.01—55.00	20	12,573,235.72	1.39
55.01—60.00	5	5,275,536.24	0.58
60.01 >=	5	3,519,962.17	0.39
Total	1,177	$906,545,343.14	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.67%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	999	$786,086,591.10	86.71%
60.00 or less	4	3,618,536.63	0.40
60.01—65.00	3	1,783,608.18	0.20
65.01—70.00	7	8,001,126.85	0.88
70.01—75.00	11	9,918,013.80	1.09
75.01—80.00	15	10,210,465.14	1.13
80.01—85.00	8	5,703,483.89	0.63
85.01—90.00	130	81,223,517.55	8.96
Total	1,177	$906,545,343.14	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 84.41%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR9 Group 2
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$516,988,017
TOTAL ORIGINAL BALANCE	$518,467,510

NUMBER OF LOANS	767

			Minimum		Maximum
AVG CURRENT BALANCE	$674,039		$61,095		$2,993,127
AVG ORIGINAL BALANCE	$675,968		$61,200		$3,000,000

WAVG GROSS COUPON	3.38%		1.00%		8.80%
WAVG GROSS MARGIN	2.76%		2.10%		4.91%
WAVG MAX INT RATE	9.89%		9.58%		11.98%

WAVG CURRENT LTV	69.31%		16.13%		94.13%

WAVG FICO SCORE	738		630		818

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	110%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	401	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	401	Month(s)	356	Month(s)	480	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	4	Month(s)

NZ WAVG PREPAY TERM	13	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(85.69%),FL(1.72%),WA(1.68%)
MAXIMUM CA ZIPCODE	1.44%

FIRST PAY DATE			April 1,2006		August 1,2006

RATE CHANGE DATE			August 1,2006		August 1,2006

MATURITY DATE			March 1,2036		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	767	$516,988,017.11	100.00%
Total	767	$516,988,017.11	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	767	$516,988,017.11	100.00%
Total	767	$516,988,017.11	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	2	$128,757.22	0.02%
100,001—200,000	27	4,772,185.14	0.92
200,001—300,000	37	9,500,193.15	1.84
300,001—400,000	36	12,862,126.35	2.49
400,001—500,000	159	73,268,519.41	14.17
500,001—600,000	149	82,481,655.68	15.95
600,001—700,000	109	70,929,131.90	13.72
700,001—800,000	55	41,264,690.75	7.98
800,001—900,000	44	37,621,875.01	7.28
900,001—1,000,000	66	64,067,444.03	12.39
1,000,001—1,100,000	7	7,436,563.37	1.44
1,100,001—1,200,000	12	13,864,740.38	2.68
1,200,001—1,300,000	15	18,704,518.30	3.62
1,300,001—1,400,000	14	19,047,188.97	3.68
1,400,001—1,500,000	18	26,676,932.77	5.16
1,500,001—1,600,000	3	4,640,790.62	0.90
1,600,001—1,700,000	1	1,700,000.00	0.33
1,700,001—1,800,000	2	3,525,000.00	0.68
1,800,001—1,900,000	2	3,740,000.00	0.72
1,900,001—2,000,000	1	1,955,000.00	0.38
2,000,001—2,100,000	2	4,030,361.03	0.78
2,100,001—2,200,000	2	4,353,715.58	0.84
2,300,001—2,400,000	1	2,313,500.00	0.45
2,400,001—2,500,000	1	2,500,000.00	0.48
2,500,001 >=	2	5,603,127.45	1.08
Total	767	$516,988,017.11	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	188	$137,410,652.52	26.58%
1.001—1.250	190	146,979,506.00	28.43
1.251—1.500	20	13,345,220.00	2.58
1.501—1.750	7	5,017,500.00	0.97
2.001—2.250	4	2,119,805.00	0.41
2.251—2.500	1	451,750.00	0.09
2.501—2.750	3	1,614,769.08	0.31
2.751—3.000	1	454,995.98	0.09
6.001—6.250	5	2,886,930.24	0.56
6.251—6.500	76	57,619,491.69	11.15
6.501—6.750	160	92,816,545.57	17.95
6.751—7.000	79	42,165,793.68	8.16
7.001—7.250	3	1,353,923.30	0.26
7.251—7.500	4	1,252,867.97	0.24
7.501—7.750	6	1,281,511.87	0.25
7.751—8.000	4	3,219,605.29	0.62
8.001—8.250	2	1,089,980.28	0.21
8.251—8.500	5	1,129,940.05	0.22
8.501—8.750	4	1,933,435.81	0.37
8.751—9.000	5	2,843,792.78	0.55
Total	767	$516,988,017.11	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	7	$4,318,163.25	0.84%
2.251—2.500	118	88,952,493.46	17.21
2.501—2.750	262	193,407,658.85	37.41
2.751—3.000	341	213,238,829.06	41.25
3.001—3.250	3	1,002,776.09	0.19
3.251—3.500	5	2,381,253.14	0.46
3.501—3.750	4	1,234,183.45	0.24
3.751—4.000	10	4,855,510.89	0.94
4.251—4.500	8	2,819,920.33	0.55
4.501—4.750	3	1,254,290.74	0.24
4.751—5.000	6	3,522,937.85	0.68
Total	767	$516,988,017.11	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	203	$150,729,647.44	29.16%
9.751—10.000	385	259,047,019.54	50.11
10.001—10.250	138	88,836,411.63	17.18
10.251—10.500	7	3,318,663.27	0.64
10.501—10.750	4	1,539,011.01	0.30
10.751—11.000	7	2,092,855.94	0.40
11.001—11.250	9	4,465,774.89	0.86
11.251—11.500	4	1,929,678.54	0.37
11.501—11.750	7	2,929,182.18	0.57
11.751—12.000	3	2,099,772.67	0.41
Total	767	$516,988,017.11	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	500	$338,379,839.90	65.45%
480	267	178,608,177.21	34.55
Total	767	$516,988,017.11	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	761	$513,683,380.82	99.36%
125	6	3,304,636.29	0.64
Total	767	$516,988,017.11	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	500	$338,379,839.90	65.45%
471—480	267	178,608,177.21	34.55
Total	767	$516,988,017.11	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	411	$305,924,433.52	59.17%
1—6	356	211,063,583.59	40.83
Total	767	$516,988,017.11	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$500,000.00	0.10%
21—25	1	380,511.48	0.07
26—30	1	402,660.83	0.08
31—35	6	4,575,252.13	0.88
36—40	12	9,510,912.90	1.84
41—45	15	11,472,961.92	2.22
46—50	15	12,330,566.37	2.39
51—55	23	19,232,611.59	3.72
56—60	38	32,971,163.70	6.38
61—65	71	57,881,132.74	11.20
66—70	159	112,903,141.47	21.84
71—75	107	75,689,101.82	14.64
76—80	308	176,075,998.05	34.06
81—85	7	2,423,096.08	0.47
86—90	1	61,094.98	0.01
91—95	2	577,811.05	0.11
Total	767	$516,988,017.11	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$500,000.00	0.10%
21—25	1	380,511.48	0.07
31—35	6	4,575,252.13	0.88
36—40	11	8,051,852.11	1.56
41—45	15	11,472,961.92	2.22
46—50	15	12,330,566.37	2.39
51—55	24	20,691,672.38	4.00
56—60	38	32,971,163.70	6.38
61—65	70	57,357,383.85	11.09
66—70	160	112,687,581.96	21.80
71—75	108	76,831,071.05	14.86
76—80	312	177,130,280.91	34.26
81—85	3	1,368,813.22	0.26
86—90	2	427,110.20	0.08
91—95	1	211,795.83	0.04
Total	767	$516,988,017.11	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	2	$431,575.03	0.08%
640—659	8	2,911,364.79	0.56
660—679	19	12,214,200.98	2.36
680—699	105	70,070,937.86	13.55
700—719	105	66,232,079.87	12.81
720—739	143	103,923,412.84	20.10
740—759	147	104,905,739.89	20.29
760—779	129	86,993,648.84	16.83
780—799	87	55,599,484.35	10.75
800 >=	22	13,705,572.66	2.65
Total	767	$516,988,017.11	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	85	$48,125,512.47	9.31%
Reduced	682	468,862,504.64	90.69
Total	767	$516,988,017.11	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	59	$27,452,657.95	5.31%
Owner Occupied	654	458,325,822.32	88.65
Second Home	54	31,209,536.84	6.04
Total	767	$516,988,017.11	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	14	$9,564,995.39	1.85%
Condo	104	48,515,623.34	9.38
PUD	170	116,819,622.79	22.60
Single Family	479	342,087,775.59	66.17
Total	767	$516,988,017.11	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	312	$198,151,672.71	38.33%
Refi—Cash Out	311	214,919,380.82	41.57
Refi—No Cash Out	144	103,916,963.58	20.10
Total	767	$516,988,017.11	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	146	$98,927,829.12	19.14%
12	589	401,011,982.69	77.57
30	3	1,778,136.96	0.34
36	29	15,270,068.34	2.95
Total	767	$516,988,017.11	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	19	$8,670,479.06	1.68%
CA	619	443,025,619.67	85.69
CO	4	3,014,500.00	0.58
CT	4	1,871,488.55	0.36
DC	3	1,373,279.67	0.27
FL	23	8,878,492.05	1.72
GA	1	110,388.40	0.02
ID	3	1,137,278.76	0.22
IL	5	2,165,983.33	0.42
MA	6	2,411,342.78	0.47
MD	8	4,533,924.49	0.88
MI	2	285,080.17	0.06
MN	2	627,430.75	0.12
NC	1	447,000.00	0.09
NH	2	659,405.93	0.13
NJ	7	4,567,634.91	0.88
NV	11	4,918,363.62	0.95
NY	11	8,460,738.71	1.64
OR	4	1,847,017.83	0.36
SC	1	590,000.00	0.11
TX	1	67,662.24	0.01
VA	12	7,520,086.93	1.45
WA	15	8,702,394.36	1.68
WI	3	1,102,424.90	0.21
Total	767	$516,988,017.11	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	347	$255,613,219.32	49.44%
15.00 or less	4	1,691,119.07	0.33
15.01—20.00	11	7,998,625.67	1.55
20.01—25.00	23	14,884,745.06	2.88
25.01—30.00	49	35,591,258.39	6.88
30.01—35.00	66	46,904,999.74	9.07
35.01—40.00	86	51,360,404.58	9.93
40.01—45.00	69	42,866,498.26	8.29
45.01—50.00	53	27,714,948.72	5.36
50.01—55.00	41	22,074,472.12	4.27
55.01—60.00	9	5,043,727.09	0.98
60.01 >=	9	5,243,999.09	1.01
Total	767	$516,988,017.11	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 38.36%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	617	$424,185,434.03	82.05%
60.00 or less	13	10,537,404.84	2.04
60.01—65.00	6	5,135,923.34	0.99
65.01—70.00	6	6,068,051.59	1.17
70.01—75.00	8	6,759,719.78	1.31
75.01—80.00	11	6,086,851.69	1.18
80.01—85.00	11	6,001,476.55	1.16
85.01—90.00	95	52,213,155.29	10.10
Total	767	$516,988,017.11	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.71%.